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                                                                    EXHIBIT 4.06

                             SUPPLEMENTAL INDENTURE

         This Supplemental Indenture (this "SUPPLEMENTAL INDENTURE") dated as of September 15, 2003, by and between PacifiCare Health Systems, Inc., a Delaware corporation (the "COMPANY"); PacifiCare Health Plan Administrators, Inc., an Indiana corporation, PacifiCare eHoldings, Inc., a California corporation, RxConnect, Inc., a California corporation and SeniorCo, Inc., a Delaware corporation (collectively, the "INITIAL SUBSIDIARY GUARANTORS"); Rx Solutions, Inc., a California corporation, PacifiCare Behavioral Health, Inc., a Delaware corporation and Secure Horizons USA, Inc., a California corporation (collectively, the "PHPA SUBSIDIARY GUARANTORS"); and U.S. Bank National Association, a national banking association, as successor to State Street Bank and Trust Company of California, N.A., as trustee under the Indenture referred to below (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture referred to below.

                                    RECITALS

         WHEREAS, the Company and the Initial Subsidiary Guarantors heretofore executed and delivered to the Trustee an Indenture (the "INDENTURE") dated as of May 21, 2002 providing for the issuance of an aggregate principal amount of $500,000,000 of 10 3/4% Senior Notes due 2009 (the "NOTES");

         WHEREAS, Section 4.07 of the Indenture provides that, immediately upon the prepayment, redemption, purchase, defeasance or other satisfaction in full of the 7% Senior Notes due 2003 (the "7% SENIOR NOTES DUE 2003") issued by FHP International Corporation (subsequently renamed PacifiCare Health Plan Administrators, Inc. [FHP INTERNATIONAL WAS ACTUALLY MERGED INTO PHPA; THEREFORE, WE PROBABLY SHOULD SAY THIS DIFFERENTLY, I.E., NOW KNOWN AS PHPA BY VIRTUE OF THE MERGER OF THESE ENTITIES]) pursuant to the terms of that certain indenture dated as of September 22, 1993 between FHP International Corporation and The Chase Manhattan Bank, N.A. [WE MAY WANT TO REFER TO THE SUPPLEMENTAL INDENTURE DATED 1996-1997 BY WHICH OLD PHS BECAME THE OBLIGOR UNDER THE FHP NOTES SINCE THE OLD PHS ENTITY LATER MERGED INTO PHPA MAKING PHPA THE OBLIGOR], the Company will cause each PHPA Subsidiary Guarantor to fully and unconditionally Guarantee, jointly and severally, on an unsecured unsubordinated basis the payment of principal, premium, if any, and interest on the Notes by the execution and delivery of a supplemental indenture to the Indenture;

         WHEREAS, the 7% Senior Notes due 2003 matured on September 15, 2003 and have been defeased in full;

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors [SECTION 9.01 REFERS TO "SUBSIDIARY GUARANTORS" WHICH INCLUDES THE INITIAL SUBSIDIARY GUARANTORS, THE PHPA GUARANTORS AND ANY OTHER RESTRICTED SUBSIDIARY THAT LATER PROVIDES A NOTE GUARANTEE OF THE COMPANY'S OBLIGATIONS] are authorized, without notice to or the consent of any Holder, to execute and deliver this Supplemental Indenture to cause the PHPA Subsidiary Guarantors to Guarantee the Notes to comply with
Section 4.07 of the Indenture; and

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         WHEREAS, the Company, the Trustee, the Initial Subsidiary Guarantors
and the PHPA Subsidiary Guarantors desire to enter into this Supplemental Indenture to provide for such Note Guarantees as contemplated by Section 4.07 of the Indenture.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Initial Subsidiary Guarantors, the PHPA Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:

         1. CREATION OF NOTE GUARANTEE. Each PHPA Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to Guarantee the Notes and the performance of the Company's obligations under the Notes and the Indenture in accordance with the terms and provisions of Article Ten of the Indenture. Each PHPA Subsidiary Guarantor shall be bound by, and entitled to the benefits of, all other applicable terms and provisions of the Indenture as a Subsidiary Guarantor, including the provisions relating to the release of the Note Guarantees in certain circumstances.

         2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first written above.


                                            PACIFICARE HEALTH SYSTEMS, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            PACIFICARE HEALTH PLAN
                                            ADMINISTRATORS,  INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            PACIFICARE EHOLDINGS, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            RXCONNECT, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            SENIORCO, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            RX SOLUTIONS, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            PACIFICARE BEHAVIORAL HEALTH, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            SECUREHORIZONS USA, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:



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                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:
                                               --------------------------------
                                            Name:
                                            Title: